Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Superconductive Components, Inc., an Ohio corporation (the “Company”), hereby appoints Daniel Rooney and Michael A. Smith as his or her true and lawful attorneys-in-fact, or any of them individually with power to act without the other, as his or her true and lawful attorney-in-fact, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, and any and all amendments thereto, hereby granting unto said attorneys, and to each of them, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as each of the undersigned could or might do in person, hereby granting to each such attorney full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of March 7, 2007.

Signature	Title
/s/ Daniel Rooney Daniel Rooney	President, Chief Executive Officer and Chairman of the Board of Directors and Director (principal executive officer)

/s/ Gerald S. Blaskie Gerald S. Blaskie	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Robert H. Peitz	Director

Robert H. Peitz

/s/ Walter J. Doyle	Director

Walter J. Doyle

/s/ Robert J. Baker, Jr.	Director

Robert J. Baker, Jr.

/s/ Edward W. Ungar	Director

Edward W. Ungar